SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JAKKS Pacific, Inc.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JAKKS PACIFIC, INC.
22619 PACIFIC COAST HIGHWAY
MALIBU, CA 90265

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2006

The Annual Meeting of Stockholders of JAKKS Pacific, Inc. (the “Company”) will be held at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, on September 15, 2006 at 9:00 a.m. local time, to consider and act upon the following matters:

1.

To elect 7 directors to serve for the ensuing year.

2.

To ratify the selection by the Board of Directors of the firm of BDO Seidman, LLP, as the Company’s independent auditors for the current fiscal year.

3.

To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on July 31, 2006 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

By Order of the Board of Directors,

Stephen G. Berman, Secretary

Malibu, California
August 8, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER
TO ENSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT
ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

JAKKS PACIFIC, INC.
22619 PACIFIC COAST HIGHWAY
MALIBU, CA 90265

PROXY STATEMENT FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JAKKS Pacific, Inc. (the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held on September 15, 2006, and at any adjournment of that meeting (the “Annual Meeting”). Throughout this Proxy Statement, “we,” “us” and “our” are used to refer to the Company.

The shares of our common stock represented by each proxy will be voted in accordance with the stockholder’s instructions as to each matter specified thereon, unless no instruction is given, in which case, the proxy will be voted in favor of such matter. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to our corporate Secretary or by voting in person at the Annual Meeting.

We are mailing this Proxy Statement to our stockholders on or about August 8, 2006, accompanied by our Annual Report to Stockholders for our fiscal year ended December 31, 2005.

Voting Securities and Votes Required

At the close of business on July 31, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of  27,561,317 shares of our common stock, par value $.001 per share. All holders of our common stock are entitled to one vote per share.

The affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting is required for the ratification of the appointment by the Board of Directors of BDO Seidman, LLP as our independent auditors for the current fiscal year, all as hereinafter described. A majority of the outstanding shares of our common stock represented in person or by proxy at the Annual Meeting will constitute a quorum at the meeting. All shares of our common stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 31, 2006 with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation”, below, and (4) all our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)(2)	Amount and Nature of Beneficial Ownership(s)(3)		Percent of Outstanding Shares(4)

Barclays Global Investors, N.A.	5,512,510	(5)	20.0%
Third Avenue Management LLC	3,843,286	(6)	13.9
Dimensional Fund Advisors, Inc.	2,285,767	(7)	8.3
FMR Corp.	1,804,161	(8)	6.5
American Century Companies, Inc.	1,400,420	(9)	5.1
Mellon Financial Corp.	1,376,115	(10)	5.0
AXA Financial, Inc.	1,351,652	(11)	4.9
Jack Friedman	906,912	(12)	3.3
Stephen G. Berman	638,537	(13)	2.3
Joel M. Bennett	107,773	(14)	*
Dan Almagor	36,686	(15)	*
David C. Blatte	90,232	(16)	*
Robert E. Glick	106,751	(17)	*
Michael G. Miller	97,376	(18)	*
Murray L. Skala	108,689	(19)	*
All directors and executive officers as a group (8 persons)	2,089,770	(20)	7.4%

——————

*

Less than 1% of our outstanding shares.

(1)

Unless otherwise indicated, such person’s address is c/o JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265.

(2)

The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of our outstanding shares is calculated by including among the shares owned by such person any shares which such person or entity has the right to acquire within 60 days after July 31, 2006. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(3)

Except as otherwise indicated, exercises sole voting power and sole investment power with respect to such shares.

(4)

Does not include any shares of common stock issuable upon the conversion of $98 million of our 4.625% convertible senior notes due 2023, initially convertible at the rate of 50 shares of common stock per $1,000 principal amount at issuance of the notes (but subject to adjustment under certain circumstances as described in the notes).

(5)

The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, CA 94105. Possesses sole voting power with respect to 5,059,042 of such shares and sole dispositive power with respect to all of such 5,512,510 shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G/A filed on January 26, 2006.

(6)

The address of Third Avenue Management LLC is 622 Third Avenue, New York, NY 10017. Possesses sole voting power with respect to 3,758,242 of such shares and sole dispositive power with respect to all of such 3,843,286 shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G/A filed on February 15, 2006.

(7)

The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G/A filed on February 6, 2006.

(8)

The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. All the information with respect to this beneficial owner was extracted solely from its Schedule 13G/A filed on February 14, 2006.

(9)

The address of American Century Companies, Inc. is 4500 Main Street, 9th Floor, Kansas City, MO 64111. Possesses sole voting power with respect to 1,097,102 of such shares and sole dispositive power with respect to all of such 1,400,420 shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G filed on February 14, 2006.

(10)

The address of Mellon Financial Corp. is One Mellon Center, Pittsburgh, PA 15258. Possesses sole voting power with respect to 1,132,220 of such shares and sole dispositive power with respect to 1,313,651 of such shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G filed on February 15, 2006.

(11)

The address of AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104. Possesses sole voting power with respect to 596,831 of such shares and sole dispositive power with respect to all of such 1,351,652 shares. All the information presented in this Item with respect to this beneficial owner was extracted solely from the Schedule 13G filed on February 14, 2006.

(12)

Includes 3,186 shares held in trusts for the benefit of children of Mr. Friedman. Also includes 175,000 shares of common stock issuable upon the conversion of options held by Mr. Friedman. Also includes 120,000 shares of common stock issued on January 1, 2006 pursuant to the terms of Mr. Friedman’s January 1, 2003 Employment Agreement, which shares are further subject to the terms of our January 1, 2006 Restricted Stock Award Agreement with Mr. Friedman (the “Friedman Agreement”). The Friedman Agreement provides that Mr. Friedman will forfeit his rights to all 120,000 shares unless certain conditions precedent are met prior to January 1, 2007, including the condition that our Pre-Tax Income (as defined in the Friedman Agreement) for 2006 exceeds $2,000,000, whereupon the forfeited shares will become authorized but unissued shares of our common stock. The Friedman Agreement further prohibits Mr. Friedman from selling, assigning, transferring, pledging or otherwise encumbering (a) 60,000 of the 120,000 shares prior to January 1, 2007 and (b) the remaining 60,000 shares prior to January 1, 2008; provided, however, that if our Pre-Tax Income for 2006 exceeds $2,000,000 and our Adjusted EPS Growth (as defined in the Friedman Agreement) for 2006 increases by certain percentages as set forth in the Friedman Agreement, the vesting of some or all of the 60,000 shares that would otherwise vest on January 1, 2008 will be accelerated to the date the Adjusted EPS Growth is determined.

(13)

Includes 175,000 shares of common stock issuable upon the conversion of options held by Mr. Berman. Also includes 120,000 shares of common stock issued on January 1, 2006 pursuant to the terms of Mr. Berman’s January 1, 2003 Employment Agreement, which shares are further subject to the terms of our January 1, 2006 Restricted Stock Award Agreement with Mr. Berman (the “Berman Agreement”). The Berman Agreement provides that Mr. Berman will forfeit his rights to all 120,000 shares unless certain conditions precedent are met prior to January 1, 2007, including the condition that our Pre-Tax Income (as defined in the Berman Agreement) for 2006 exceeds $2,000,000, whereupon the forfeited shares will become authorized but unissued shares of our common stock. The Berman Agreement further prohibits Mr. Berman from selling, assigning, transferring, pledging or otherwise encumbering (a) 60,000 of the 120,000 shares prior to January 1, 2007 and (b) the remaining 60,000 shares prior to January 1, 2008; provided, however, that if our Pre-Tax Income for 2006 exceeds $2,000,000 and our Adjusted EPS Growth (as defined in the Berman Agreement) for 2006 increases by certain percentages as set forth in the Berman Agreement, the vesting of some or all of the 60,000 shares that would otherwise vest on January 1, 2008 will be accelerated to the date the Adjusted EPS Growth is determined.

(14)

Includes 20,000 shares which Mr. Bennett may purchase upon the exercise of certain stock options.

(15)

Includes 29,644 shares which Mr. Almagor may purchase upon the exercise of certain stock options and 7,042 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 5,732 shares may not be sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2007, respectively.

(16)

Includes 82,500 shares which Mr. Blatte may purchase upon the exercise of certain stock options and 7,732 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 5,732 of such shares may not be sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2007.

(17)

Includes 99,019 shares which Mr. Glick may purchase upon the exercise of certain stock options and 7,732 shares of Common Stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 5,732 of such shares may not be sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2007.

(18)

Includes 89,644 shares which Mr. Miller may purchase upon the exercise of certain stock options and 7,732 shares of Common Stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 5,732 of such shares may not be sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2007.

(19)

Includes 97,771 shares which Mr. Skala may purchase upon the exercise of certain stock options, 3,186 shares held by Mr. Skala as trustee under a trust for the benefit of Mr. Friedman’s minor child and 7,732 shares of common stock issued pursuant to our 2002 Stock Award and Incentive Plan, pursuant to which 5,732 of such shares may not be sold, mortgaged, transferred or otherwise encumbered prior to January 1, 2007.

(20)

Includes 3,186 shares held in a trust for the benefit of Mr. Friedman’s minor child and an aggregate of 768,578 shares which the directors and executive officers may purchase upon the exercise of certain stock options.

ELECTION OF DIRECTORS
(Proposal No. 1)

The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve or for good cause will not serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any of our executive officers or directors.

Nominees

Set forth below for each nominee as a director is his name, age, and position with us, the Committee of the Board upon which he currently sits, his principal occupation and business experience during at least the past five years and the date of the commencement of his term as a director.

Name	Age	Position with the Company	Board Committee Membership

Jack Friedman	67	Chairman and Chief Executive Officer	—
Stephen G. Berman	41	Chief Operating Officer, President, Secretary and Director	—
Dan Almagor	52	Director	Nominating and Corporate Governance (Chairman) and Compensation
David C. Blatte	41	Director	Audit (Chairman)
Robert E. Glick	61	Director	Audit, Compensation (Chairman) and Nominating and Corporate Governance
Michael G. Miller	59	Director	Audit, Compensation and Nominating and Corporate Governance
Murray L. Skala	59	Director	—

Jack Friedman has been our Chairman and Chief Executive Officer since co-founding JAKKS with Mr. Berman in January 1995. Until December 31, 1998, he was also our President. From January 1989 until January 1995, Mr. Friedman was Chief Executive Officer, President and a director of THQ. From 1970 to 1989, Mr. Friedman was President and Chief Operating Officer of LJN Toys, Ltd., a toy and software company. After LJN was acquired by MCA/Universal, Inc. in 1986, Mr. Friedman continued as President until his departure in late 1988.

Stephen G. Berman has been our Chief Operating Officer and Secretary and one of our directors since co-founding JAKKS with Mr. Friedman in January 1995. Since January 1, 1999, he has also served as our President. From our inception until December 31, 1998, Mr. Berman was also our Executive Vice President. From October 1991 to August 1995, Mr. Berman was a Vice President and Managing Director of THQ International, Inc., a subsidiary of THQ. From 1988 to 1991, he was President and an owner of Balanced Approach, Inc., a distributor of personal fitness products and services.

Dan Almagor has been one of our directors since September 2004. Since March 1992, Mr. Almagor has served as the Chairman of ACG Inc., an advisory firm affiliated with First Chicago Bank One Equity Capital, a global private equity organization which provides equity capital financing primarily to private companies.

David C. Blatte has been one of our directors since January 2001. From January 1993 to May 2000, Mr. Blatte was a Senior Vice President in the specialty retail group of the investment banking division of Donaldson, Lufkin and Jenrette Securities Corporation. From May 2000 to January 2004, Mr. Blatte was a partner in Catterton Partners, a private equity fund. Since February 2004, Mr. Blatte has been a partner in Centre Partners, a private equity fund.

Robert E. Glick has been one of our directors since October 1996. For more than 20 years, Mr. Glick has been an officer, director and principal stockholder in a number of privately-held companies which manufacture and market women’s apparel.

Michael G. Miller has been one of our directors since February 1996. From 1979 until May 1998, Mr. Miller was President and a director of a group of privately-held companies, including a list brokerage and list management consulting firm, a database management consulting firm, and a direct mail graphic and creative design firm. Mr. Miller’s interests in such companies were sold in May 1998. Since 1991, he has been President of an advertising company.

Murray L. Skala has been one of our directors since October 1995. Since 1976, Mr. Skala has been a partner of the law firm Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, our general counsel. Mr. Skala is a director of Traffix, Inc., a publicly-held company in the business of internet media and marketing.

A majority of our directors are “independent,” as defined under the rules of the Nasdaq Stock Market. Such independent directors are Messrs. Blatte, Glick, Miller and Almagor. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

Committees of the Board of Directors

We have an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Audit Committee. The primary functions of the Audit Committee are to select or to recommend to our Board the selection of outside auditors; to monitor our relationships with our outside auditors and their interaction with our management in order to ensure their independence and objectivity; to review, and to assess the scope and quality of, our outside auditor’s services, including the audit of our annual financial statements; to review our financial management and accounting procedures; to review our financial statements with our management and outside auditors; and to review the adequacy of our system of internal accounting controls. Messrs. Blatte, Glick and Miller are the current members of the Audit Committee, are each “independent” (as that term is defined in NASD Rule 4200(a)(14)), and are each able to read and understand fundamental financial statements. Mr. Blatte is the Chairman of the Audit Committee and possesses the financial expertise required under Rule 401(h) of Regulation SK of the Act and NASD Rule 4350(d)(2). He is further “independent”, as that term is defined under Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. We will, in the future, continue to have (i) an Audit Committee of at least three members comprised solely of independent directors, each of whom will be able to read and understand fundamental financial statements (or will become able to do so within a reasonable period of time after his or her appointment); and (ii) at least one member of the Audit Committee that will possess the financial expertise required under NASD Rule 4350(d)(2). Our Board has adopted a written charter for the Audit Committee and the Audit Committee reviews and reassesses the adequacy of that charter on an annual basis.

Compensation Committee. The functions of the Compensation Committee are to make recommendations to the Board regarding compensation of management employees and to administer plans and programs relating to employee benefits, incentives, compensation and awards under our 2002 Stock Award and Incentive Plan (the “2002 Plan”). Messrs. Glick (Chairman), Almagor and Miller are the current members of the Compensation Committee. The Board has determined that each of them are “independent,” as defined under the applicable rules of the Nasdaq Stock Market.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to develop our corporate governance system and to review proposed new members of our board of directors, including those recommended by our stockholders. Messrs. Almagor (Chairman), Glick and Miller are the current members of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The full text of the charter is available on our website at www.jakkspacific.com. The Board has determined that each member of this Committee is “independent,” as defined under the applicable rules of the Nasdaq Stock Market. For instructions on how stockholders may submit recommendations for director nominees to our Nominating and Corporate Governance Committee, see “Stockholder Communications,” below.

The Nominating and Corporate Governance Committee will review, on an annual basis, the composition of our Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating and Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If that Committee thinks it in our best interests to nominate a new individual for director in connection with an annual meeting of stockholders, or if a vacancy on the

Board occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management and, if the Committee deems appropriate, a third-party search firm. The Nominating and Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references and each candidate will be interviewed by at least one member of that Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating and Corporate Governance Committee will evaluate whether a prospective candidate is qualified to serve as a director and whether the Committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Meetings of the Board of Directors and Board Member Attendance at Annual Stockholder Meeting

From January 1, 2005 through December 31, 2005, the Board of Directors, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each met or acted without a meeting pursuant to unanimous written consent ten times, twelve times, nine times and four times, respectively.

We do not have a formal written policy with respect to board members’ attendance at annual stockholder meetings, although we do encourage each of them to attend. All of the directors then serving attended our 2005 Annual Stockholder Meeting.

Stockholder Communications

Stockholders interested in communicating with our Board may do so by writing to any or all directors, care of our Chief Financial Officer, at our principal executive offices. Our Chief Financial Officer will log in all stockholder correspondence and forward to the director addressee(s) all communications that, in his judgment, are appropriate for consideration by the directors. Any director may review the correspondence log and request copies of any correspondence. Examples of communications that would be considered inappropriate for consideration by the directors include, but are not limited to, commercial solicitations, trivial, obscene, or profane items, administrative matters, ordinary business matters, or personal grievances. Correspondence that is not appropriate for Board review will be handled by our Chief Financial Officer. All appropriate matters pertaining to accounting or internal controls will be brought promptly to the attention of our Audit Committee Chair.

Stockholder recommendations for director nominees are welcome and should be sent to our Chief Financial Officer, who will forward such recommendations to our Nominating and Corporate Governance Committee, and should include the following information: (a) all information relating to each nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of each nominee, and must be submitted in the time frame described under the caption, “Stockholder Proposals for 2007 Annual Meeting,” below. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other sources, using criteria, if any, approved by the Board from time to time. Our stockholder communication policy may be amended at any time with the consent of our Nominating and Corporate Governance Committee.

Code of Ethics

We have a Code of Ethics that applies to all our employees, officers and directors. This code is posted on our website, www.jakkspacific.com. We will disclose when there have been waivers of, or amendments to, such Code, as required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq.

Executive Officers

Our officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. Two of our executive officers, Jack Friedman and Stephen G. Berman, are also directors of the Company. See the section above entitled “Nominees” for biographical information about these officers. The remaining executive officer is Joel M. Bennett, our Executive Vice President and Chief Financial Officer.

Joel M. Bennett, 44, joined us in September 1995 as Chief Financial Officer and was given the additional title of Executive Vice President in May 2000. From August 1993 to September 1995, he served in several financial management capacities at Time Warner Entertainment Company, L.P., including as Controller of Warner Brothers Consumer Products Worldwide Merchandising and Interactive Entertainment. From June 1991 to August 1993, Mr. Bennett was Vice President and Chief Financial Officer of TTI Technologies, Inc., a direct-mail computer hardware and software distribution company. From 1986 to June 1991, Mr. Bennett held various financial management positions at The Walt Disney Company, including Senior Manager of Finance for its international television syndication and production division. Mr. Bennett holds a Master of Business Administration degree and is a Certified Public Accountant.

Certain Relationships and Related Transactions

One of our directors, Murray L. Skala, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, which has performed, and is expected to continue to perform, legal services for us. In 2005, we incurred approximately $2,755,768 for legal fees and $413,181 for reimbursable expenses payable to that firm. As of December 31, 2004 and 2005, legal fees and reimbursable expenses of $1,309,829 and $975,538, respectively, were payable to this law firm.

Legal Proceedings

On October 19, 2004, we were named as defendants in a lawsuit commenced by WWE in the U.S. District Court for the Southern District of New York concerning our toy licenses with WWE and the video game license between WWE and the joint venture company operated by THQ and us, encaptioned World Wrestling Entertainment, Inc. v. JAKKS Pacific, Inc., et al., 1:04-CV-08223-KMK (the “WWE Action”). The complaint also named as defendants THQ, the joint venture, certain of our foreign subsidiaries, Jack Friedman (our Chairman and Chief Executive Officer), Stephen Berman (our Chief Operating Officer, President and Secretary and a member of our Board of Directors), Joel Bennett (our Chief Financial Officer), Stanley Shenker and Associates, Inc., Bell Licensing, LLC, Stanley Shenker and James Bell.

WWE sought treble, punitive and other damages (including disgorgement of profits) in an undisclosed amount and a declaration that the video game license with the joint venture, which is scheduled to expire in 2009 (subject to joint venture’s right to extend that license for an additional five years), and an amendment to our toy licenses with WWE, which are scheduled to expire in 2009, are void and unenforceable. This action alleged violations by the defendants of the Racketeer Influenced and Corrupt Organization Act (“RICO”) and the anti-bribery provisions of the Robinson-Patman Act, and various claims under state law.

On February 16, 2005, we filed a motion to dismiss the WWE Action. On March 30, 2005, the day before WWE’s opposition to our motion was due, WWE filed an Amended Complaint seeking, among other things, to add the Chief Executive Officer of THQ as a defendant and to add a claim under the Sherman Act. The Court allowed the filing of the Amended Complaint and ordered a two-stage resolution of the viability of the Complaint, with motions to dismiss the federal jurisdiction claims based on certain threshold issues to proceed and all other matters to be deferred for consideration if the Complaint survived scrutiny with respect to the threshold issues. The Court also stayed discovery pending the determination of the motions to dismiss.

The motions to dismiss the Amended Complaint based on these threshold issues were fully briefed and argued and, on March 31, 2006, the Court granted the part of our motion seeking dismissal of the Robinson-Patman Act and Sherman Act claims and denied the part of our motion seeking to dismiss the RICO claims on the basis of the threshold issue that was briefed (the “March 31 Order”).

On April 7, 2006, we sought certification to appeal from the portion of the March 31 Order denying our motion to dismiss the RICO claim on the one ground that was briefed. Shortly thereafter, WWE filed a motion for reargument with respect to the portion of the March 31 Order that dismissed the Sherman Act claim and, alternatively, sought judgment with respect to the Sherman Act claim so that it could pursue an immediate appeal. At a court conference on April 26, 2006 the Court deferred the requests for judgment and for certification and set up briefing schedules with respect to our motion to dismiss the RICO claim, which claim is presently the sole remaining basis for federal jurisdiction, on grounds that were not the subject of the first round of briefing, and our motion to dismiss the action based on the Release that WWE executed. The Court also established a briefing schedule for WWE’s motion for reargument of the dismissal of the Sherman Act claim. The briefing and argument of these motions is scheduled to be completed by September 2006. Discovery remains stayed.

In November 2004, several purported class action lawsuits were filed in the United States District Court for the Southern District of New York: (1) Garcia v. Jakks Pacific, Inc. et al., Civil Action No. 04-8807 (filed on November 5, 2004), (2) Jonco Investors, LLC v. Jakks Pacific, Inc. et al., Civil Action No. 04-9021 (filed on November 16, 2004), (3) Kahn v. Jakks Pacific, Inc. et al., Civil Action No. 04-8910 (filed on November 10, 2004), (4) Quantum Equities L.L.C. v. Jakks Pacific, Inc. et al., Civil Action No. 04-8877 (filed on November 9, 2004), and (5) Irvine v. Jakks Pacific, Inc. et al., Civil Action No. 04-9078 (filed on November 16, 2004) (the “Class Actions”). The complaints in the Class Actions allege that defendants issued positive statements concerning increasing sales of our WWE licensed products which were false and misleading because the WWE licenses had allegedly been obtained through a pattern of commercial bribery, our relationship with the WWE was being negatively impacted by the WWE’s contentions and there was an increased risk that the WWE would either seek modification or nullification of the licensing agreements with us. Plaintiffs also allege that we misleadingly failed to disclose the alleged fact that the WWE licenses were obtained through an unlawful bribery scheme. The plaintiffs in the Class Actions are described as purchasers of our common stock, who purchased from as early as October 26, 1999 to as late as October 19, 2004. The Class Actions seek compensatory and other damages in an undisclosed amount, alleging violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder by each of the defendants (namely the Company and Messrs. Friedman, Berman and Bennett), and violations of Section 20(a) of the Exchange Act by Messrs. Friedman, Berman and Bennett. On January 25, 2005, the Court consolidated the Class Actions under the caption In re JAKKS Pacific, Inc. Shareholders Class Action Litigation, Civil Action No. 04-8807. On May 11, 2005, the Court appointed co-lead counsels and provided until July 11, 2005 for an amended complaint to be filed; and a briefing schedule thereafter with respect to a motion to dismiss. The motion to dismiss has been fully briefed and argument has been scheduled to be completed by September 2006.

We believe that the claims in the WWE Action and the Class Actions are without merit and we intend to defend vigorously against them. However, because these Actions are in their preliminary stages, we cannot assure you as to the outcome of the Actions, nor can we estimate the range of our potential losses.

On December 2, 2004, a shareholder derivative action was filed in the Southern District of New York by Freeport Partner, LLC against us, nominally, and against Messrs. Friedman, Berman and Bennett, Freeport Partners v. Friedman, et al., Civil Action No. 04-9441 (the “Derivative Action”). The Derivative Action seeks to hold the individual defendants liable for damages allegedly caused to us by their actions and in particular to hold them liable on a contribution theory with respect to any liability we incur in connection with the Class Actions. On or about February 10, 2005, a second shareholder derivative action was filed in the Southern District of New York by David Oppenheim against us, nominally, and against Messrs. Friedman, Berman, Bennett, Blatte, Glick, Miller and Skala, Civil Action 05-2046 (the “Second Derivative Action”). The Second Derivative Action seeks to hold the individual defendants liable for damages allegedly caused to us by their actions as a result of alleged breaches of their fiduciary duties. On or about March 16, 2005, a third shareholder derivative action was filed. It is captioned Warr v. Friedman, Berman, Bennett, Blatte, Glick, Miller, Skala, and Jakks (as a nominal defendant), and it was filed in the Superior Court of California, Los Angeles County (the “Third Derivative Action”). The Third Derivative Action seeks to hold the individual defendants liable for (1) damages allegedly caused to us by their alleged breaches of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment; and (2) restitution to us of profits, benefits and other compensation obtained by them. Stays/and or extensions of time to answer are in place with respect to the derivative actions.

On March 1, 2005, we delivered a Notice of Breach of Settlement Agreement and Demand for Indemnification to WWE (the “Notification”). The Notification asserted that WWE’s filing of the WWE Action violated A Covenant Not to Sue contained in a January 15, 2004 Settlement Agreement and General Release (“General Release”) entered into between WWE and us and, therefore, that we were demanding indemnification, pursuant to the Indemnification provision contained in the General Release, for all losses that the WWE’s actions have caused or will cause to us and our officers, including but not limited to any losses sustained by us in connection with the Class Actions. On March 4, 2005, in a letter from its outside counsel, WWE asserted that the General Release does not cover the claims in the WWE Action.

On March 30, 2006, WWE’s counsel wrote a letter alleging breaches by the joint venture of the video game agreement relating to the manner of distribution and the payment of royalties to WWE with respect to sales of the WWE video games in Japan. WWE has demanded that the alleged breaches be cured within the time periods provided in the video game license, while reserving all of its rights, including its alleged right of termination of the video game license.

On April 28, 2006 the joint venture responded, asserting, among other things, that WWE had acquiesced in the manner of distribution in Japan and the payment of royalties with respect to such sales and, in addition, had separately released the joint venture from any claims with respect to such matter, including the payment of royalties with respect to such sales, and that there is therefore no basis for an allegation of a breach of the license agreement.

While the joint venture does not believe that WWE has a valid claim, it tendered a protective “cure” of the alleged breaches with a full reservation of rights. WWE has “rejected” that cure and reserved its rights.

Our agreement with THQ provides for payment of a preferred return to us in connection with our joint venture (see Note 10, Joint Ventures). The preferred return is subject to change after June 30, 2006 and is to be set for the distribution period beginning July 1, 2006 and ending December 31, 2009 (the “Next Distribution Period”). The agreement provides that the parties will negotiate in good faith and agree to the preferred return not less than 180 days prior to the start of the Next Distribution Period. It further provides that if the parties are unable to agree on a preferred return, the preferred return will be determined by arbitration. The parties have not reached an agreement with respect to the preferred return for the Next Distribution Period and we anticipate that the reset of the preferred return will be determined through alternative dispute resolution. With respect to the matter of the change in the preferred return, we cannot assure you of the outcome.

We are a party to, and certain of our property is the subject of, various other pending claims and legal proceedings that routinely arise in the ordinary course of our business, but we do not believe that any of these claims or proceedings will have a material effect on our business, financial condition or results of operations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2005 and Forms 5 and amendments thereto furnished to us with respect to 2005, during 2005, (i) Stephen Berman, an executive officer of our Company and a member of our Board of Directors, untimely filed one report on Form 4 reporting one late transaction; and (ii) Joel Bennett, an executive officer of our Company, untimely filed one report on Form 4 reporting one late transaction. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during 2005 and Forms 5 and amendments thereto furnished to us with respect to 2005, all other Forms 3, 4 and 5 required to be filed during 2005 were done so on a timely basis.

Executive Compensation

The following table sets forth the compensation we paid for our fiscal years ended December 31, 2005, 2004 and 2003 to (i) our Chief Executive Officer; (ii) each of our other executive officers whose compensation exceeded $100,000 on an annual basis; and (iii) up to two additional individuals for whom disclosure would have been provided under the forgoing clause (ii) but for the fact that the individual was not serving as an executive officer of our Company at the end of the last completed fiscal year (collectively, the “Named Officers”).

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)(*)		Securities Underlying Options (#)

Jack Friedman	2005	1,015,000	3,045,000		9,750	(2)	2,653,200	(3)	—
Chairman and Chief	2004	990,000	1,980,000		9,750	(2)	1,578,000	(4)	—
Executive Officer	2003	965,000	1,327,140	(1)	9,000	(2)	2,524,800	(5)	—
Stephen G. Berman	2005	1,015,000	3,045,000		7,000	(2)	2,653,200	(3)	—
Chief Operating Officer,	2004	990,000	1,980,000		6,500	(2)	1,578,000	(4)	—
President and Secretary	2003	965,000	1,327,140	(1)	6,000	(2)	2,524,800	(5)	—
Joel M. Bennett	2005	340,000	340,000		7,000	(2)	—		—
Executive Vice President and	2004	320,000	300,000		6,500	(2)	—		—
Chief Financial Officer	2003	300,000	—		6,000	(2)	1,262,400	(6)	—

——————

*

The shares of restricted stock referenced in this column were all issued pursuant to the 2002 Plan. The total number of restricted shares issued under the 2002 Plan that were outstanding at December 31, 2005 was 1,481,630 shares. Such shares had an aggregate value of $31,025,332, representing the product of (a) 1,481,630 shares, multiplied by (b) $20.94, the closing price of our common stock on December 30, 2005, as reported by Nasdaq.

(1)

On March 31, 2005, we restated the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which included our financial statements for 2003 and 2002, to account for the acquisition of Toymax, Trendmasters and P&M Products in accordance with paragraph 39 of SFAS 141 (the “Restatement”). Specifically, a portion of the purchase price for each of these transactions has now been allocated to acquired product rights and other intangible assets other than goodwill. The Restatement had the effect of reducing our income before provision for income taxes and minority interest (“pre-tax income”) for both 2003 and 2002. The bonuses paid to Messrs. Friedman and Berman in 2003 and 2002 were determined based upon our pre-tax income for those periods. After due consideration and evaluation of the employment agreements of Messrs. Friedman and Berman and all other relevant agreements, regulatory issues and other pertinent factors, the Board (and the Compensation Committee thereof) determined that the Restatement and the attendant reduction in our pre-tax income should have no impact on the bonuses paid to Messrs. Friedman and Berman for 2003 and 2002.

(2)

Represents matching contributions made by us to the Named Officer’s 401(k) defined contribution plan. See
“– Employee Pension Plan,” infra.

(3)

Represents the product of (a) 120,000 shares of restricted stock multiplied by (b) $22.11, the last sales price of our common stock, as reported by Nasdaq on January 1, 2005, the date the shares were granted, all of which vested on January 1, 2006.

(4)

Represents the product of (a) 120,000 shares of restricted stock multiplied by (b) $13.15, the last sales price of our common stock, as reported by Nasdaq on January 1, 2004, the date the shares were granted, all of which vested on January 1, 2005.

(5)

Represents the product of (a) 240,000 shares of restricted stock multiplied by (b) $10.52, the closing price of our common stock, as reported by Nasdaq, on March 27, 2003, the date the shares were granted, all of which vested on January 1, 2004.

(6)

Represents the product of (a) 120,000 shares of restricted stock multiplied by (b) $10.52, the closing price of our common stock, as reported by Nasdaq, on March 27, 2003, the date the shares were granted, which vested as follows: 60,000 shares on each of January 1, 2004 and 2005.

The following table sets forth certain information regarding options exercised and exercisable during 2005, and the value of options held as of December 31, 2005 by the Named Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year End Option/SAR Values

Name	Shares Acquired On Exercise (#)	Value Realized(2)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Jack Friedman	163,299	$1,431,897	141,455	52,500	$822,172	$246,225
Stephen G. Berman	257,083	2,908,526	141,455	52,500	822,172	246,225
Joel M. Bennett	20,333	305,201	78,870	6,000	913,187	28,140

——————

(1)

The product of (x) the difference between $20.94 (the closing sale price of the common stock on December 30, 2005) and the aggregate exercise price of such options, multiplied by (y) the number of unexercised options.

(2)

Represents the product of (x) the difference between the closing sale price of the common stock on the date of exercise less the exercise price, multiplied by (y) the number of shares acquired on exercise.

Board Compensation

On every January 1, each of our non-employee directors receives (i) a cash stipend of $30,000 for serving on the Board, (ii) $1,000 for each meeting attended (whether in person or by telephone), and (iii) a grant of restricted shares of our common stock valued at $121,000 (using a per share value equal to the average closing price of our common stock for the last ten trading days of December in the year preceding the grant date). Directors are also reimbursed for reasonable expenses incurred in attending meetings.

On every January 1, the Chairman of the Audit Committee receives a cash stipend of $25,000 for serving in such capacity and the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive cash stipends of $10,000 for serving in such capacities.

Newly-elected non-employee directors will receive a portion of the foregoing annual consideration, pro rated according to the portion of the year in which they serve in such capacity.

Employment Agreements and Related Matters

In March 2003 we amended and restated our employment agreements with each of the Named Officers.

Jack Friedman

Mr. Friedman’s amended and restated employment agreement, pursuant to which he serves as our Chairman and Chief Executive Officer, provides for an annual base salary in 2006 of $1,040,000. Mr. Friedman’s agreement expires December 31, 2010. His base salary is subject to annual increases determined by our Board of Directors, but in an amount not less than $25,000 per annum. For our fiscal year ended December 31, 2005, Mr. Friedman received a bonus of $3,045,000. For each fiscal year between 2006 through 2010, Mr. Friedman’s bonus will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors. Depending on the levels of earnings per share growth that we achieve in each fiscal year, Mr. Friedman will receive an annual bonus from 0% to up to 200% of his base salary. This bonus will be paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan. In addition, in consideration for modifying and replacing the pre-tax income formula provided in his prior employment agreement for determining his annual bonus, and for entering into the amended employment agreement, Mr. Friedman was granted the right to be issued an aggregate of 1,080,000 shares of restricted stock. The first tranche of restricted stock, totaling 240,000 shares, was granted at the time the agreement became effective, and 120,000 shares were granted on each of January 1, 2004, 2005 and 2006 (or 360,000 shares in the aggregate). In each subsequent year of the employment agreement term, Mr. Friedman will receive 120,000 shares of restricted stock. The grant of these shares is in accordance with our 2002 Stock Award and Incentive Plan, and the vesting of each tranche of restricted stock is subject to our achieving pre-tax income in excess of $2,000,000 in the fiscal year that the grant is made. Each tranche of restricted stock granted or to be granted from January 1, 2004 through January 1, 2008 is subject to a two-year vesting period, which may be accelerated to one year if we achieve certain earnings per share growth targets. Each tranche of restricted stock to be granted thereafter through January 1, 2010, is subject to a one-year vesting period. Finally, the agreement provides Mr. Friedman with the opportunity, commencing at age 67, to retire and receive a single-life annuity retirement payment equal to $975,000 a year for a period of 10 years, or in the event of his death during such retirement period, his estate will receive a death benefit equal to the difference between $2,925,000 and any prior retirement benefits previously paid to him; provided, however, that Mr. Friedman must agree to serve as Chairman Emeritus of our Board of Directors, if requested to do so by such Board.

Stephen Berman

Mr. Berman’s amended and restated employment agreement, pursuant to which he serves as our President and Chief Operating Officer, provides for an annual base salary in 2006 of $1,040,000. Mr. Berman’s agreement expires December 31, 2010. His base salary is subject to annual increases determined by our Board of Directors, but in an amount not less than $25,000 per annum. For our fiscal year ended December 31, 2005, Mr. Berman received a bonus of $3,045,000. For each fiscal year between 2006 through 2010, Mr. Berman’s bonus will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors. Depending on the levels of earnings per share growth that we achieve in each fiscal year, Mr. Berman will receive an annual bonus of from 0% to up to 200% of his base salary. This bonus will be paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan. In addition, in consideration for modifying and replacing the pre-tax income formula provided in his prior employment agreement for determining his annual bonus, and for entering into the amended employment agreement, Mr. Berman was granted the right to be issued an aggregate of 1,080,000 shares of restricted stock. The first tranche of restricted stock, totaling 240,000 shares, was granted at the time the agreement became effective, and 120,000 shares were granted on each of January 1, 2004, 2005 and 2006 (or 360,000 shares in the aggregate). In each subsequent year of the employment agreement term, Mr. Berman will receive 120,000 shares of restricted stock. The grant of these shares is in accordance with our 2002 Stock Award and Incentive Plan, and the vesting of each tranche of restricted stock is subject to our achieving pre-tax income in excess of $2,000,000 in the fiscal year that the grant is made. Each tranche of restricted stock granted or to be granted from January 1, 2004 through January 1, 2008 is subject to a two-year vesting period, which may be accelerated to one year if we achieve certain earnings per share growth targets. Each tranche of restricted stock to be granted thereafter through January 1, 2010, is subject to a one-year vesting period.

Joel Bennett

Mr. Bennett’s amended and restated employment agreement, pursuant to which Mr. Bennett serves as our Executive Vice President and Chief Financial Officer, expires December 31, 2006. Mr. Bennett’s annual base salary in 2006 is $360,000 and is subject to annual increases in an amount, not less than $20,000, determined by our Board of Directors. In addition, as consideration for relinquishing the prior formula for determining his annual bonus, and for entering into the amended agreement, Mr. Bennett was awarded at the time his agreement became effective 120,000 shares of restricted stock, 60,000 of which vested on each of January 1, 2004 and January 1, 2005. This grant of restricted stock was in accordance with our 2002 Stock Award and Incentive Plan.

If we terminate Mr. Friedman’s, Mr. Berman’s or Mr. Bennett’s employment other than “for cause” or if such Named Officer resigns because of our material breach of the employment agreement or because we cause a material change in his employment, we are required to make a lump-sum severance payment in an amount equal to his base salary and bonus during the balance of the term of the employment agreement, based on his then applicable annual base salary and bonus. In the event of the termination of his employment under certain circumstances after a “Change of Control” (as defined in each employment agreement), we are required to make a one-time payment of an amount equal to 2.99 times of the “base amount” of such Named Officer determined in accordance with the applicable provisions of the Internal Revenue Code.

The foregoing is only a summary of the material terms of our employment agreements with the Named Officers. For a complete description, copies of such agreements are annexed herein in their entirety as exhibits or are otherwise incorporated herein by reference.

Impact of Restatement on Compensation of Executive Officers

On March 31, 2005, we restated the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which included our financial statements for 2003 and 2002, to account for the acquisition of Toymax, Trendmasters and P&M Products in accordance with paragraph 39 of SFAS 141 (the “Restatement”). Specifically, a portion of the purchase price for each of these transactions has now been allocated to acquired product rights and other intangible assets other than goodwill. The Restatement had the effect of reducing our income before provision for income taxes and minority interest (“pre-tax income”) for both 2003 and 2002. The bonuses paid to Messrs. Friedman and Berman in 2003 and 2002 were determined based upon our pre-tax income for those periods. After due consideration and evaluation of the employment agreements of Messrs. Friedman and Berman and all other relevant agreements, regulatory issues and other pertinent factors, the Board (and the Compensation Committee thereof) determined that the Restatement and the attendant reduction in our pre-tax income should have no impact on the bonuses paid to Messrs. Friedman and Berman for 2003 and 2002.

Employee Pension Plan

We sponsor for our U.S. employees (including the Named Officers), a defined contribution plan under Section 401(k) of the Internal Revenue Code. The plan provides that employees may defer up to 15% of their annual compensation, and that we will make a matching contribution equal to 50% of each employee’s deferral, up to 5% of the employee’s annual compensation. Our matching contributions, which vest equally over a five year period, totaled $0.3 million, $0.4 million and $0.5 million for 2003, 2004 and 2005, respectively.

Compensation Committee Interlock and Insider Participation

Messrs. Glick, Almagor and Miller are the members of our Compensation Committee. None of our executive officers has served as a director or member of a compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served as a director or a member of our Compensation Committee.

Performance Graph

The graph and tables below display the relative performance of our common stock, the Russell 2000 Price Index (the “Russell 2000”) and a peer group index, by comparing the cumulative total stockholder return (which assumes reinvestment of any dividends) on an assumed $100 investment in our common stock, the Russell 2000 and the peer group index over the period from January 1, 2001 to December 31, 2005. The companies included in the peer group index are: Acclaim Entertainment, Inc., Action Performance Companies, Inc., Equity Marketing, Inc., Mega Bloks, Inc., Hasbro, Inc., Mattel, Inc., Russ Berrie and Company, Inc. and RC2 Corp. We believe that these companies represent a cross-section of publicly-traded companies with product lines and businesses similar to our own throughout the comparison period. The historical performance data presented below may not be indicative of the future performance of our common stock, any reference index or any component company in a reference index.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
December 2005
300
250
200
150
100
50
0
2000
2001
2002
2003
2004
2005
JAKKS Pacific, Inc.
Russell 2000 Index
Peer Group

Annual Return Percentage

	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

JAKKS Pacific	107.68%	(28.92)%	(2.37)%	68.15%	(5.29)%
Peer Group	33.36	(0.37)	15.98	1.98	(10.71)
Russell 2000	2.58	(20.48)	47.25	18.33	4.56

Indexed Returns

	January 1, 2001	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

JAKKS Pacific	$100.00	$207.68	$147.62	$144.12	$242.35	$229.54
Peer Group	$100.00	133.36	132.87	154.11	157.16	140.33
Russell 2000	$100.00	102.58	81.56	120.10	142.12	148.61

COMPENSATION COMMITTEE REPORT

Overview

Our approach to employee compensation is grounded in our belief that our most important resource is our people. While some companies may enjoy an exclusive or limited franchise or are able to exploit unique assets, proprietary technology or other special properties or rights, we depend fundamentally on the skills, energy and dedication of our employees to drive our business. It is only through their constant efforts that we are able to innovate through the creation of new products and the continual rejuvenation of our product lines, to maintain superior operating efficiencies, and to develop and exploit marketing channels. With this in mind, we have consistently sought to employ the most talented, accomplished and energetic people available in the industry.

One of our key management principles is to operate with a lean and effective executive staff. This allows for quick decision-making and efficient operation, but also stresses clearly delineated responsibilities and accountability for each area of business. We believe that we have assembled an outstanding management team and that this has been a primary factor in our success to date. Accordingly, we have determined that the paramount aim of our compensation policy should be to attract and retain the most promising people available to work for us and to motivate them so that they perform to their maximum potential.

The compensation of our executive officers is governed by the terms of their individual employment agreements. Mr. Friedman and Mr. Berman generally determine the compensation of other management employees, subject to oversight by the Board of Directors. Management compensation, including that covered by the employment agreements of our executive officers, is generally determined based on a subjective evaluation of an employee’s efforts and achievements, our overall performance and the employee’s contribution thereto, all as reviewed by independant compensation consultants retained by the Company. The role of our Board’s Compensation Committee in this process is to review our Company’s compensation policy for management employees, to recommend to the Board programs and policies related to employee compensation and benefits, and to administer programs and plans relating thereto, including our Third Amended and Restated 1995 Stock Option Plan and our 2002 Stock Award and Incentive Plan. Towards this end, we regularly interview the members of the Company’s senior management, consult with and discuss the findings of independant compensation consultants, and attend seminars on an ongoing basis.

Executive Compensation

Our executive compensation consists of several components:

Base Salary

The base salaries of Mr. Friedman, Mr. Berman and Mr. Bennett are determined in accordance with their respective employment agreements. We determine the base salary of each of our other management employees on an annual basis.

Incentive Bonus

Generally, we award a cash bonus to our management employees based on their personal performance in the past year and our overall performance. For each fiscal year between 2006 through 2010, Messrs. Friedman’s and Berman’s bonus will depend on our achieving certain earnings per share growth targets. The earnings per share growth targets for 2006 have been set by the Compensation Committee and the earnings per share growth targets for subsequent fiscal years will be determined annually by the Compensation Committee. For 2006, Mr. Bennett will be entitled to receive a performance bonus depending on our achieving certain earnings per share growth targets that have been established by the Compensation Committee. Messrs. Friedman, Berman and Bennett may also receive additional discretionary bonuses.

Stock Option and Restricted Stock Award Grants

We believe that an important element of our compensation policy is to align the interests of our management employees with the long-term interests of our stockholders. The most direct way to accomplish this is by giving our employees an equity stake in our Company, which we do by granting to our employees as a non-cash component of incentive compensation (i) stock options under our Third Amended and Restated 1995 Stock Option Plan (the “1995

Plan”) and the 2002 Stock Award and Incentive Plan (the “2002 Plan”, and collectively with the 1995 Plan, the “Plans”), and (ii) shares of restricted stock under the 2002 Plan. Options and shares of restricted stock may be granted by the Board of Directors or Compensation Committee, based on the recommendations of management (except that management does not participate in determining their own option grants).

To date, the exercise price of each option granted under the Plans was equal to the Nasdaq closing price of our common stock on the date of grant (except where a higher exercise price was required in order for the option to qualify as an “incentive stock option” under the Internal Revenue Code when the option is granted to a 10% stockholder), and we intend to continue this practice in general. Historically, we have provided for options granted under the Plans to terminate six years after their date of grant and for options and shares of restricted stock granted under the Plans to vest in increments of 15%, 15%, 15%, 25% and 30% over the five-year period beginning on the first anniversary of the date of grant. We believe that the relatively long and back-end weighted vesting period encourages a long-term commitment to us by the grantee and, although not required, we intend to continue to include such a vesting schedule in our future grants.

Messrs. Friedman, Berman and Bennett have been issued shares of restricted stock under the 2002 Plan in accordance with their respective employment agreements. Messrs. Friedman and Berman will continue to be issued shares of restricted stock thereunder through the terms thereof (see “Employment Agreements and Related Matters – Employment Agreements”). The vesting of these shares of restricted stock is (or was, for previously issued shares) subject to our achieving certain pre-tax income levels, a portion of which may be accelerated if we achieve certain earnings per share growth targets. We believe this encourages our executives to perform to the best of their abilities to ensure that the relevant benchmarks are achieved.

Employee Benefits

We provide customary employee benefits, such as medical and hospitalization insurance, paid vacation and a 401(k) retirement savings plan, to all our full-time employees. In addition, certain of our management employees are entitled to perquisites, such as an automobile allowance.

Chief Executive Officer Compensation

In 2005, Mr. Friedman, our Chairman and Chief Executive Officer, and Mr. Berman, our President and Chief Operating Officer, each earned a base salary of $1,015,000 and a bonus of $3,045,000. Mr. Friedman and Mr. Berman are subject to employment agreements which require us to increase their salary each year by an amount not less than $25,000 and which provide for formula-based bonuses and grants of restricted stock (see “Employment Agreements and Related Matters – Employment Agreements”).

We believe that our success to date has been to a significant extent attributable to the personal efforts of Mr. Friedman and Mr. Berman. They founded the Company, established our business philosophy and operating structure and were the driving force behind our central theme of focusing our business on “evergreen” products. In his nearly four-decade-long career in the toy industry, Mr. Friedman has established an important network of relationships that we have been able to exploit in product acquisition, production and sales. Both Mr. Berman and Mr. Friedman embody our management philosophy with a “hands on” approach in all areas of our business. In addition to their general supervisory functions, they are directly involved in license acquisition, product design and development, production, and sales and marketing, as well as our financing and acquisition efforts. Their efforts have resulted in our identifying and securing desirable licenses and properties, the rapid expansion of our product lines, our achieving significant production efficiencies and the development of a loyal and growing customer base.

Considerations with Respect to Tax Deductibility

The deductibility of compensation payments in excess of $1,000,000 to each of our Chief Executive Officer or four other most highly compensated executive officers is subject to certain limitations under Section 162(m) of the Internal Revenue Code. The Board of Directors and the Compensation Committee take into account the effect of the loss of deductibility of executive compensation that exceeds $1,000,000 as one factor in its consideration of the appropriate manner and level of compensation for our executives. While they seek to minimize any adverse impact of these limitations, they may not confine compensation to the $1,000,000 limit in order to maintain flexibility to award greater compensation where appropriate.

Compensation Committee

Robert E. Glick, Chairman Dan Almagor Michael G. Miller

REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

The Audit Committee has (i) reviewed and discussed with management our Company’s audited financial statements for 2005; (ii) discussed with PKF, Certified Public Accountants, A Professional Corporation, our Company’s independent auditors for 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent auditors as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) considered whether the non-audit services provided by the independent auditors, if any, are compatible with maintaining the auditor’s independence; and (v) discussed with the auditors the auditors’ independence. The Audit Committee further approves our Company’s engagement of independent auditors prior to the rendering by such auditors of any audit or non-audit services.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2005 be included in our Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee

David C. Blatte, Chairman Robert E. Glick Michael G. Miller

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
(Proposal No. 2)

Upon the recommendation of our Audit Committee, our Board of Directors has appointed the firm of BDO Seidman, LLP as our principal independent auditors for the fiscal year ending December 31, 2006, subject to ratification by the stockholders. BDO Seidman, LLP replaced PKF, Certified Public Accountants, A Professional Corporation (“PKF”), as our independent auditors in June 2006. PKF had served as our independent auditors since our inception in 1995.

If the appointment of BDO Seidman, LLP this firm is not ratified or if it declines to act or their engagement is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate questions from stockholders. Representatives of PKF will have the opportunity to make a statement at the Annual Meeting, if they so desire, but it is not anticipated that any representatives of such firm will be present at the Annual Meeting or will be available to respond to any questions.

Fees

Before our principal accountant is engaged by us to render audit or non-audit services, where required by the rules and regulations promulgated by the Securities and Exchange Commission and/or Nasdaq, such engagement is approved by the Audit Committee. The following are the fees billed us by PKF for services rendered thereby during 2005 and 2004 (all of which were pre-approved by the Audit Committee):

	2004	2005

Audit Fees	$781,082	$731,579
Audit Related Fees	$182,797	$36,249
Tax Fees	$223,942	$53,436
All Other Fees	$215,360	$12,180

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-Q and for any other services that are normally provided by the auditors in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns, consultancy and advice on international and domestic tax structures and tax planning relating to our acquisition efforts.

All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees. Included in such Other Fees were fees for services rendered by the auditors in connection with our private and public offerings conducted during such periods, as well as reviews related to our acquisition efforts.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

Retention of New Independent Auditors

On June 29, 2006, we announced in a Current Report on Form 8-K (as amended on July 6, 2006 on
Form 8-K/A) that, on June 28, 2006, we had dismissed PKF as our independent auditors and replaced them on June 29, 2006 with BDO Seidman, LLP. We further announced as follows:

1.

The reports of PKF on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

2.

Our Audit Committee participated in and approved the decision to change independent registered public accounting firms.

3.

During the years ended December 31, 2005 and 2004 and through June 28, 2006, there had been no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PKF would have caused it to make reference thereto in connection with its report on the financial statements for such years.

4.

During the years ended December 31, 2005 and 2004 and through June 28, 2006, there had been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

5.

During the two most recent fiscal years and through June 29, 2006, we had not consulted with BDO Seidman, LLP regarding any of the following:

(i)

The application of accounting principles to a specific transaction, either completed or proposed;

(ii)

The type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that BDO Seidman, LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue;

(iii)

Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

(iv)

Any matter that was a reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

We had further included as an exhibit to the Current Report on Form 8-K and to the Amendment No. 1 on Form 8-K/A, a letter from PKF addressed to the Securities and Exchange Commission that it agreed with the statements concerning it in such Forms 8-K and 8-K/A.

BOARD RECOMMENDATION

The Board of Directors believes that the approval of the foregoing two proposals is in the best interests of our Company and its stockholders and, therefore, recommends that the stockholders vote FOR such proposals.

2007 ANNUAL MEETING

We must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in our proxy statement and proxy for our annual meeting in 2007 at our principal executive offices on or before May 18, 2007. Any other proposal that a stockholder intends to present at that meeting may be deemed untimely unless we have received written notice of such proposal on or before August 1, 2007. Stockholders should send proposals and notices addressed to JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, California 90265, Attention: Stephen G. Berman, Secretary.

OTHER MATTERS

We have not received any other proposal or notice of any stockholder’s intention to present any proposal at our annual meeting, and we are not aware of any matter, other than those discussed above in this Proxy Statement, to be presented at the meeting. If any other matter is properly brought before the annual meeting, the persons named in the attached proxy intend to vote on such matter as directed by our Board of Directors.

We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, mail and personal interviews, and we reserve the right to compensate outside agencies for the purpose of soliciting proxies. We will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of shares held in their names and we will reimburse them for out-of-pocket expenses incurred on our behalf.

We will provide, without charge, upon the written request of any person from whom proxies for this meeting were solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and financial statement schedules. Anyone requesting such document shall submit the request in writing to: JAKKS Pacific, Inc., 22619 Pacific Coast Highway, Malibu, CA 90265, Attn.: Joel Bennett, Chief Financial Officer.

By Order of the Board of Directors,

Stephen G. Berman, Secretary

August 8, 2006

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY, EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Proxy for Annual Meeting of Stockholders
To Be Held
September 15, 2006

▼ DETACH PROXY CARD HERE ▼

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Know all men by these presents, that the undersigned hereby constitutes and appoints Jack Friedman and Stephen Berman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of JAKKS Pacific, Inc., standing in the name of the undersigned at the close of business on July 31, 2006, at the Annual Meeting of Stockholders of the Company to be held on September 15, 2006 at the Sherwood Country Club, 320 West Stafford Road, Thousand Oaks, California 91361, at 9:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

▼ DETACH PROXY CARD HERE ▼

☒ **Please mark your votes as in this example.**

1. Election of Directors.

FOR	AGAINST	Nominees are:
☐	☐	Jack Friedman, Stephen G. Berman, Dan Almagor, David C. Blatte, Robert E. Glick, Michael G. Miller and Murray L. Skala

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

____

2. Approval of appointment of the firm of BDO Seidman, LLP as the Company's auditors.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

3. In their discretion upon such other measures as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

   FOR ☐ AGAINST ☐ ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR ALL PROPOSALS LISTED ABOVE. NUMBER OF SHARES OWNED BY UNDERSIGNED ____.

Signature(s):______________________________

Date:______________________________

Signature(s):______________________________

Date:______________________________

IMPORTANT: Please sign exactly as your names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope ▼